Exhibit 99.1

SolarWinds Announces Third Quarter 2014 Results
AUSTIN, Texas - October 28, 2014 - SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its third quarter ended September 30, 2014.

•	Total revenue for the third quarter of $112.9 million, representing 28% year-over-year growth.

•	Combined maintenance and subscription revenue for the third quarter of $70.1 million, representing 31% year-over-year growth in recurring revenue.

•	License revenue for the third quarter of $42.8 million, representing 24% year-over-year growth.

•	GAAP diluted earnings per share of $0.32 and non-GAAP diluted earnings per share of $0.50 for the third quarter.

•	GAAP operating income of $31.7 million, or a GAAP operating margin of 28%, and non-GAAP operating income of $51.0 million, or a non-GAAP operating margin of 45% for the third quarter.
Financial Results
SolarWinds reported total revenue for the third quarter of 2014 of $112.9 million, a 28% increase over total revenue for the third quarter of 2013. Record total recurring revenue, comprised of subscription revenue of $8.3 million and maintenance revenue of $61.8 million, reached $70.1 million, increasing by 31% over the third quarter of 2013, representing 62% of total revenue. License revenue was $42.8 million for the third quarter of 2014, representing a 24% increase over license revenue for the third quarter of 2013.
On a GAAP basis, diluted earnings per share were $0.32 for the third quarter of 2014 compared to $0.30 for the third quarter of 2013. Non-GAAP diluted earnings per share were $0.50 for the third quarter of 2014, compared to $0.41 for the third quarter of 2013.
Net cash provided by operating activities was $54.3 million for the third quarter of 2014 compared to $42.0 million for the third quarter of 2013, representing a year-over-year increase of 29%.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds' use of these non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Recent Business Highlights
"We are very pleased to report another quarter of strong license and recurring revenue growth and leverage. Our results in the third quarter reflect broad-based strength across our product portfolio, including the strongest quarter of growth in the last three years in our core Network Management product portfolio. We also had a strong quarter of growth in key areas of our business including North American commercial and in U.S. Federal," said Kevin Thompson, SolarWinds' President and Chief Executive Officer.
"We continue to be excited about the opportunities we see to invest in our business in an effort to drive continued fast growth while leveraging our high volume, product- and user-centric business model and the strong skills and expertise of our team," added Thompson.
Recent SolarWinds business highlights include:

•
SolarWinds bolstered its board of directors with the addition of Paul Cormier, Red Hat's President, Products and Technologies. Mr. Cormier's deep expertise and involvement in how modern IT infrastructure is being architected coupled with a proven track record in high-transaction, volume-based software companies will provide SolarWinds with a unique perspective on how companies are evaluating, selecting, and deploying new and emerging technologies.

•
During the quarter, SolarWinds released SolarWinds Network Performance Monitor 11.0, delivering an application-aware approach to network management, enabling companies of all sizes to answer the critical question - “Is it the network or the application?” In contrast to pricey and cumbersome appliance-based solutions on the market today,

NPM v11 is affordably priced and utilizes enterprise-class deep packet inspection technology combined with SolarWinds’ easy-to-use, software-only approach that provides IT professionals with deep insights into the impact of network performance on over 1,200 applications.

•
For the third time in a row both Fortune® and Forbes® Magazines recognized SolarWinds in the 100 Fastest-Growing Companies list and Best Small Companies in America, respectively. The inclusions are based on the company’s track record of sustained revenue and earnings per share growth. The combination of strong revenue growth coupled with strong profitability continues to reflect SolarWinds’ unique ability to serve IT professionals at companies of all sizes. Its pioneering business model consisting of powerful and scalable yet easy-to-use and affordably priced products coupled with an efficient go-to-market and product development model has delivered both top-line growth and strong profitability.

•
For the eighth consecutive year, Software Magazine included SolarWinds in its Software 500 ranking, listing SolarWinds No. 177 - its highest rank to date. The Software 500 is a revenue-based ranking of the world’s largest software and services suppliers, targeting medium to large enterprises, their IT professionals, software developers, and business managers that are involved in software and services purchasing.

•
SolarWinds® Database Performance Analyzer, formerly Confio Ignite®, was named a finalist for “Best Database Performance Solution” by Database Trends and Application Magazine in the 2014 DBTA Readers’ Choice Awards. This award highlights products that “help optimize performance by quickly identifying performance problems” with automated capabilities impacting every aspect of a database’s performance.

"In addition to strong revenue results, we are pleased with our ability to aggressively invest in our market opportunity while continuing to deliver high margins,” said Jason Ream, SolarWinds’ Executive Vice President and Chief Financial Officer. "Looking ahead we plan to continue to invest in the opportunity to provide technology professionals with powerful yet affordable and easy-to-use tools that simplify their jobs amid increasingly complex on-premise, Cloud, and hybrid environments. At the same time, we intend to maintain our high standards for return on these investments," added Ream.
Financial Outlook
As of October 28, 2014, SolarWinds is providing its financial outlook for its fourth quarter and full year of 2014. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income as a percentage of revenue, and non-GAAP diluted earnings per share, for the fourth quarter of 2014 and for the full year 2014. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes. SolarWinds cannot reasonably estimate the expected stock-based compensation expense and related employer-paid payroll taxes for these future periods as the amounts depend upon such factors as the future price of SolarWinds' stock for purposes of computation. In addition, costs related to non-recurring items and acquisitions are not costs that SolarWinds can estimate because they are a function of what non-recurring items and acquisitions, if any, occur and the kind of costs incurred in connection with any such non-recurring items or acquisitions.
Financial Outlook for the Fourth Quarter of 2014
SolarWinds' management is increasing its previous outlook for the fourth quarter and currently expects to achieve the following results for the fourth quarter of 2014:

•	Total revenue in the range of $116.2 to $118.5 million, or 20% to 22% growth over the fourth quarter of 2013.

•	Non-GAAP operating income representing 40.5% to 41.5% of revenue.

•	Non-GAAP diluted earnings per share of $0.45 to $0.47.

•	Weighted average outstanding diluted shares of approximately 77 million.
Financial Outlook for Full Year 2014
SolarWinds' management currently expects to achieve the following results for the full year 2014:

•	Total 2014 revenue in the range of $426.5 to $428.8 million, or 27% to 28% year-over-year growth.

•	Non-GAAP operating income for the full year representing approximately 42.5% of revenue.

•	Non-GAAP diluted earnings per share of $1.77 to $1.79.

•	Weighted average outstanding diluted shares of approximately 76.5 million.

Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, financial outlook and other business at 4:00pm CT (5:00pm ET/2:00pm PT). A live webcast of the event, including any supplemental information, will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in will be available domestically at 888-778-9052 and internationally at +1-913-312-1469. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding SolarWinds' financial outlook for the fourth quarter and full year 2014, the opportunities we see to invest in our business in an effort to drive continued fast growth while leveraging our high volume, product and user-centric business model and the strong skills and expertise of our team, our plan to continue to invest in the opportunity to provide technology professionals with powerful yet affordable and easy-to-use tools that simplify their jobs amid increasingly complex on-premise, Cloud, and hybrid environments and our intent to maintain our high standards for return on these investments. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “believe,” “plan,” “will,” “expect,” “anticipate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the inability to generate significant volumes of sales leads from Internet search engines, marketing campaigns and traffic to our websites; (b) the inability to expand our sales operations effectively; (c) the inability to increase sales to existing customers and to attract new customers; (d) SolarWinds' ability to successfully identify, complete, and integrate acquisitions; (e) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (f) the timing and success of new product introductions and product upgrades by SolarWinds or its competitors; (g) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (h) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (i) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2013 filed on February 14, 2014 and the Form 10-Q that SolarWinds anticipates filing on or before November 10, 2014. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures. The tables below set forth a reconciliation of each of these non-GAAP measures to a GAAP financial measure that we consider to be most comparable. SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain items that may not be indicative of its core business operations. SolarWinds' management and Board of Directors use certain of these non-GAAP measures to assess operational performance, allocate resources, prepare annual budgets, and determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors into the motivation and decision-making of management in operating the business. SolarWinds considers free cash flow also to be a liquidity measure that provides important information regarding the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations.

SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income. In addition, free cash flow does not represent the total increase or decrease in the cash balance for the period.
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
About SolarWinds
SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to customers worldwide from Fortune 500® enterprises to small businesses. In all of our market areas, our approach is consistent. We focus exclusively on IT Pros and strive to eliminate the complexity that they have been forced to accept from traditional enterprise software vendors. SolarWinds delivers on this commitment with unexpected simplicity through products that are easy to find, buy, use and maintain while providing the power to address any IT management problem on any scale. Our solutions are rooted in our deep connection to our user base, which interacts in our thwack® online community to solve problems, share technology and best practices, and directly participate in our product development process. Learn more today at http://www.solarwinds.com.
SolarWinds, SolarWinds & Design and thwack are registered trademarks of SolarWinds or its affiliates. All other SolarWinds marks are the exclusive property of SolarWinds, may be pending registration with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.
Copyright © 2014 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Investors:	Media:
Dave Hafner Phone: 512.682.9867 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9545 pr@solarwinds.com

SolarWinds, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$195,203	$165,973
Short-term investments	14,394	19,327
Accounts receivable, net of allowances of $717 and $473 as of September 30, 2014 and December 31, 2013, respectively	47,698	45,694
Income tax receivable	195	1,535
Deferred taxes	8,860	5,410
Prepaid and other current assets	6,490	4,846
Total current assets	272,840	242,785
Property and equipment, net	22,735	9,213
Long-term investments	5,189	11,012
Deferred taxes	514	478
Goodwill	366,700	317,054
Intangible assets and other, net	112,238	125,800
Total assets	$780,216	$706,342
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,451	$7,187
Accrued liabilities and other	31,784	17,716
Income taxes payable	4,953	563
Current portion of deferred revenue	146,830	128,328
Current debt obligations	—	40,000
Total current liabilities	191,018	193,794
Long-term liabilities:
Deferred revenue, net of current portion	8,550	6,863
Non-current deferred taxes	4,348	4,975
Other long-term liabilities	22,625	16,816
Total liabilities	226,541	222,448
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 123,000,000 shares authorized and 75,628,926 and 75,009,620 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	76	75
Additional paid-in capital	261,617	236,481
Accumulated other comprehensive income (loss)	(7,549)	2,953
Accumulated earnings	299,531	244,385
Total stockholders’ equity	553,675	483,894
Total liabilities and stockholders’ equity	$780,216	$706,342

SolarWinds, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share information)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenue:
License	$42,756	$34,358	$116,743	$96,300
Maintenance and other	61,844	50,283	174,800	137,841
Subscription	8,262	3,222	18,732	4,151
Total revenue	112,862	87,863	310,275	238,292
Cost of license revenue	4,100	2,646	12,321	8,263
Cost of maintenance and other revenue	3,965	2,942	11,296	8,578
Cost of subscription revenue	3,513	1,511	8,887	2,046
Gross profit	101,284	80,764	277,771	219,405
Operating expenses:
Sales and marketing	37,538	25,962	106,772	66,538
Research and development	13,761	9,558	41,784	25,622
General and administrative	18,274	13,383	57,466	34,758
Total operating expenses	69,573	48,903	206,022	126,918
Operating income	31,711	31,861	71,749	92,487
Other income (expense):
Interest income	85	91	246	324
Interest expense	(142)	—	(577)	—
Other income (expense), net	238	(6)	446	(497)
Total other income (expense)	181	85	115	(173)
Income before income taxes	31,892	31,946	71,864	92,314
Income tax expense	7,771	9,123	16,718	23,695
Net income	$24,121	$22,823	$55,146	$68,619
Net income per share:
Basic earnings per share	$0.32	$0.30	$0.73	$0.91
Diluted earnings per share	$0.32	$0.30	$0.72	$0.90
Weighted-average shares used to compute net income per share:
Shares used in computation of basic earnings per share	75,508	75,371	75,375	75,202
Shares used in computation of diluted earnings per share	76,463	76,466	76,321	76,580

SolarWinds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
GAAP cost of revenue	$11,578	$7,099	$32,504	$18,887
Amortization of intangible assets (1)	(5,185)	(2,633)	(15,096)	(7,768)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(367)	(189)	(1,047)	(502)
Restructuring charges (4)	—	(17)	—	(27)
Non-GAAP cost of revenue	$6,026	$4,260	$16,361	$10,590

GAAP gross profit	$101,284	$80,764	$277,771	$219,405
Amortization of intangible assets (1)	5,185	2,633	15,096	7,768
Stock-based compensation expense and related employer-paid payroll taxes (2)	367	189	1,047	502
Restructuring charges (4)	—	17	—	27
Non-GAAP gross profit	$106,836	$83,603	$293,914	$227,702

GAAP sales and marketing expense	$37,538	$25,962	$106,772	$66,538
Stock-based compensation expense and related employer-paid payroll taxes (2)	(3,088)	(1,945)	(10,191)	(6,385)
Restructuring charges (4)	(13)	(190)	(13)	(223)
Non-GAAP sales and marketing expense	$34,437	$23,827	$96,568	$59,930

GAAP research and development expense	$13,761	$9,558	$41,784	$25,622
Stock-based compensation expense and related employer-paid payroll taxes (2)	(1,423)	(1,071)	(5,407)	(3,407)
Restructuring charges (4)	(39)	(91)	(77)	(99)
Non-GAAP research and development expense	$12,299	$8,396	$36,300	$22,116

GAAP general and administrative expense	$18,274	$13,383	$57,466	$34,758
Amortization of intangible assets (1)	(2,796)	(2,482)	(8,031)	(6,320)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(3,892)	(2,470)	(11,526)	(7,584)
Acquisition related adjustments (3)	(2,510)	(402)	(3,905)	(1,006)
Restructuring charges (4)	27	(529)	(7,416)	(961)
Non-GAAP general and administrative expense	$9,103	$7,500	$26,588	$18,887

GAAP operating expenses	$69,573	$48,903	$206,022	$126,918
Amortization of intangible assets (1)	(2,796)	(2,482)	(8,031)	(6,320)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(8,403)	(5,486)	(27,124)	(17,376)
Acquisition related adjustments (3)	(2,510)	(402)	(3,905)	(1,006)
Restructuring charges (4)	(25)	(810)	(7,506)	(1,283)
Non-GAAP operating expenses	$55,839	$39,723	$159,456	$100,933

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
GAAP operating income	$31,711	$31,861	$71,749	$92,487
Amortization of intangible assets (1)	7,981	5,115	23,127	14,088
Stock-based compensation expense and related employer-paid payroll taxes (2)	8,770	5,675	28,171	17,878
Acquisition related adjustments (3)	2,510	402	3,905	1,006
Restructuring charges (4)	25	827	7,506	1,310
Non-GAAP operating income	$50,997	$43,880	$134,458	$126,769

GAAP other income (expense)	$181	$85	$115	$(173)
Acquisition related adjustments (3)	—	—	—	4
Non-GAAP other income (expense)	$181	$85	$115	$(169)

GAAP income tax expense	$7,771	$9,123	$16,718	$23,695
Income tax effect on non-GAAP exclusions (5)	4,843	3,183	16,674	9,308
Non-GAAP income tax expense	$12,614	$12,306	$33,392	$33,003

GAAP net income	$24,121	$22,823	$55,146	$68,619
Amortization of intangible assets (1)	7,981	5,115	23,127	14,088
Stock-based compensation expense and related employer-paid payroll taxes (2)	8,770	5,675	28,171	17,878
Acquisition related adjustments (3)	2,510	402	3,905	1,010
Restructuring charges (4)	25	827	7,506	1,310
Tax benefits associated with above adjustments (5)	(4,843)	(3,183)	(16,674)	(9,308)
Non-GAAP net income	$38,564	$31,659	$101,181	$93,597

Non-GAAP diluted earnings per share (6)	$0.50	$0.41	$1.33	$1.22
Weighted-average shares used in computing diluted earnings per share	76,463	76,466	76,321	76,580

Percentage of Revenue:

GAAP gross profit	89.7%	91.9%	89.5%	92.1%
Non-GAAP adjustments (1)(2)(4)	4.9	3.2	5.2	3.5
Non-GAAP gross profit	94.7%	95.2%	94.7%	95.6%

GAAP operating margin	28.1%	36.3%	23.1%	38.8%
Non-GAAP adjustments (1)(2)(3)(4)	17.1	13.7	20.2	14.4
Non-GAAP operating margin	45.2%	49.9%	43.3%	53.2%

GAAP net income	21.4%	26.0%	17.8%	28.8%
Non-GAAP adjustments (1)(2)(3)(4)(5)	12.8	10.1	14.8	10.5
Non-GAAP net income	34.2%	36.0%	32.6%	39.3%

(1)
Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

(2)
Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information which excludes expenses for stock-based compensation and related employer-paid payroll taxes. We believe the exclusion of these items allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and the related employer-paid payroll taxes, management excludes these expenses when analyzing the organization's business performance.

(3)
Acquisition Related Adjustments. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions (see Note 1 for further discussion); (ii) legal, accounting and advisory fees to the extent associated with acquisitions; (iii) changes in fair value of contingent consideration; (iv) costs related to due diligence and integrating the acquired businesses; (v) deferred compensation expense related to acquisitions; and (vi) restructuring costs, including adjustments related to changes in estimates, related to acquisitions. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our organic business operations, with respect to each acquisition. We believe that providing non-GAAP information for acquisition related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

(4)
Restructuring Charges. We provide non-GAAP information that excludes restructuring charges such as severance, relocation and benefits and the estimated costs of exiting and terminating facility lease commitments, including accelerated depreciation on leasehold improvements and fixed assets, as they relate to our corporate restructuring and exit activities. These restructuring charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

(5)
Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business.

(6)
Non-GAAP Diluted Earnings Per Share Item. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount was calculated based on our non-GAAP net income and the shares used in the computation of GAAP diluted earnings per share.

SolarWinds, Inc.
Reconciliation of Free Cash Flow to GAAP Cash Flows From Operating Activities
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Reconciliation of free cash flow to GAAP cash flows from operating activities:
GAAP cash flows from operating activities	$54,300	$42,004	$147,844	$113,603
Excess tax benefit from stock-based compensation	1,908	1,500	5,309	7,746
Purchases of property and equipment	(2,524)	(1,217)	(16,840)	(2,963)
Free cash flow (1)	$53,684	$42,287	$136,313	$118,386
Free cash flow margin (1)	47.6%	48.1%	43.9%	49.7%

(1)
Free Cash Flow. We define free cash flow as cash flows from operating activities plus the excess tax benefit from stock-based compensation and less the purchases of property and equipment. We believe free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations. Free cash flow margin is defined as free cash flow divided by total revenue.

SolarWinds, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities
Net income	$24,121	$22,823	$55,146	$68,619
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,418	6,851	27,140	17,727
Provision for doubtful accounts	(34)	134	439	261
Stock-based compensation expense	8,630	5,601	27,429	17,143
Deferred taxes	(1,895)	(1,519)	(6,387)	(4,393)
Excess tax benefit from stock-based compensation	(1,908)	(1,500)	(5,309)	(7,746)
(Premium) discount on investments	(90)	6	(90)	(607)
Other non-cash expenses (benefits)	(108)	84	1,025	822
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(6,583)	(9,605)	(3,059)	(9,706)
Income taxes receivable	806	169	3,884	133
Prepaid and other assets	668	(641)	(1,906)	(236)
Accounts payable	1,905	1,654	48	968
Accrued liabilities and other	2,155	1,453	14,271	(3,596)
Income taxes payable	5,235	4,916	6,252	11,989
Deferred revenue	12,301	11,582	22,939	21,991
Other long-term liabilities	(321)	(4)	6,022	234
Net cash provided by operating activities	54,300	42,004	147,844	113,603
Cash flows from investing activities
Purchases of investments	(3,001)	—	(3,001)	(17,288)
Maturities of investments	3,473	7,179	13,488	38,674
Purchases of property and equipment	(2,524)	(1,217)	(16,840)	(2,963)
Purchases of intangible assets and other long-term investments	(14)	(8,078)	(199)	(8,249)
Acquisition of businesses, net of cash acquired	296	—	(63,700)	(120,868)
Other investing activities	—	579	—	579
Net cash used in investing activities	(1,770)	(1,537)	(70,252)	(110,115)
Cash flows from financing activities
Repurchase of common stock	(3,379)	(13,852)	(13,223)	(18,351)
Exercise of stock options	1,921	2,734	6,049	8,124
Excess tax benefit from stock-based compensation	1,908	1,500	5,309	7,746
Repayments of borrowings from credit agreement	(40,000)	—	(40,000)	—
Net cash used in financing activities	(39,550)	(9,618)	(41,865)	(2,481)
Effect of exchange rate changes on cash and cash equivalents	(4,994)	3,088	(6,497)	2,122
Net increase in cash and cash equivalents	7,986	33,937	29,230	3,129
Cash and cash equivalents
Beginning of period	187,217	148,894	165,973	179,702
End of period	$195,203	$182,831	$195,203	$182,831
Supplemental disclosure of cash flow information
Cash paid for interest	$191	$—	$521	$—
Cash paid for income taxes	$3,823	$5,514	$12,763	$15,737